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                                                                   EXHIBIT 11(a)

                      [LETTERHEAD OF ARTHUR ANDERSON LLP]

                   Consent of Independent Public Accountants



To Goldman Sachs Equity Portfolios, Inc.:

As independent public accountants, we hereby consent to all references to our firm included in or made part of Post-Effective Amendment 18 to Registration Statement File No. 33-33316 and Amendment No. 20 to Registration File No. 811-6036.



                                                    /s/ Arthur Andersen LLP



Boston, Massachusetts
October 23, 1995